UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2024

MBIA Inc.

(Exact name of Registrant as Specified in Its Charter)

Connecticut	001-09583	06-1185706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road Suite 301
Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 273-4545

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2024, MBIA Inc. (the “Company”) appointed Shengying Yu as Controller, the principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission. Ms. Yu, age 55, will oversee the Company’s accounting matters. Joseph Schachinger, as previously announced, has succeeded Anthony McKiernan as Chief Financial Officer of the Company as of April 30, 2024, and will no longer serve as the Company’s principal accounting officer as of the date of Ms. Yu’s appointment.

Ms. Yu has served as Head of Accounting in the Controller's Group since June 2017. Ms. Yu joined the Company as a Vice President in the Controller's Group in October 2009. Prior to joining the Company, Ms. Yu served as a Senior Manager at Deloitte & Touche, LLP in the external audit practice from January 1999 to October 2009. Ms. Yu received a B.A. in Accounting and Computer Science from Queens College, City University of New York and is a Certified Public Accountant.

Ms. Yu is not a party to any arrangement or understanding regarding her selection as an officer. Ms. Yu has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Yu is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Yu has not entered into any material plan, contract, arrangement or amendment in connection with her appointment as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA Inc.

Date:	May 2, 2024	By:	/s/ William J. Rizzo
William J. Rizzo Co-General Counsel